UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

Anteris Technologies Global Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-42437	99-1407174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Toowong Tower, Level 3, Suite 302 9 Sherwood Road Toowong, QLD Australia	4066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 7 3152 3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2026, Anteris Technologies Global Corp. (the “Company”) entered into a Sales Agreement (the “Agreement”) with TD Securities (USA) LLC (“TD Cowen”). Pursuant to the terms of the Agreement, the Company may offer and sell through TD Cowen, from time to time and at its sole discretion, shares of the Company’s common stock, par value of $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $250,000,000 (the “Offering”).

Subject to the terms and conditions of the Agreement, TD Cowen has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations and the rules of the Nasdaq Stock Market LLC, and the Australian Securities Exchange, to sell from time to time the Common Stock so designated by the Company, acting as agent and/or as principal, in accordance with the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Common Stock pursuant to the Agreement. The sales  of the Common Stock under the Agreement will be made by any method permitted by law that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933 (the “Securities Act”), including sales made through the Nasdaq Global Market (“Nasdaq”), or in negotiated transactions, including block trades. The Agreement provides that the commission payable to TD Cowen for sales of Common Stock with respect to which TD Cowen acts as sales agent shall be 3.0% of the gross proceeds from the sale of such Common Stock sold pursuant to the Agreement. The Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and TD Cowen have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934. The Company will also reimburse TD Cowen for certain expenses incurred in connection with the Agreement. The Offering will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Agreement and (ii) the termination of the Agreement as permitted therein. The Company and TD Cowen may each terminate the Agreement in their sole discretion at any time upon ten days’ prior notice. In addition, TD Cowen may terminate the Agreement at any time upon the occurrence of certain specified events, including a material adverse effect on the Company, a failure by the Company to perform its obligations under the Agreement, or a suspension or limitation of trading in the Common Stock on Nasdaq.

The Company currently intends to use any net proceeds from the Offering primarily for the ongoing development of its DurAVR® Transcatheter Heart Valve System, with the remaining for working capital and other general corporate purposes determined from time to time.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Common Stock will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-292565) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on January 2, 2026 and declared effective on January 8, 2026. On May 22, 2026, the Company filed a prospectus supplement with the SEC in connection with the Offering pursuant to the Agreement.

The legal opinion of Jones Day relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Sales Agreement, dated as of May 22, 2026, by and between Anteris Technologies Global Corp. and TD Securities (USA) LLC.

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anteris Technologies Global Corp.

Date: May 22, 2026	By:	/s/ Wayne Paterson
Name: Wayne Paterson
Title: Vice Chairman and Chief Executive Officer